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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference therein of our report dated May 19, 1995, in this Registration Statement (Form N-1A No. 33-33231) of PaineWebber Regional Financial Growth Fund, Inc.

                                  /s/ Ernst & Young LLP

                                  ERNST & YOUNG LLP

New York, New York
December 11, 1995